EXHIBIT NO. 99.(a) 9

MFS SERIES TRUST XVI

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

TERMINATION OF CLASS

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the “Declaration”), of MFS Series Trust XVI, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that Class T Shares of MFS Prudent Investor Fund, a series of the Trust, have been terminated effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of October 16, 2020 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

Steven E. Buller	Robert J. Manning
Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robert J. Manning MFS Investment Management 111 Huntington Avenue Boston, MA 02199

John A. Caroselli	Clarence Otis, Jr.
John A. Caroselli c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Clarence Otis, Jr. MFS Investment Management 111 Huntington Avenue Boston, MA 02199

Maureen R. Goldfarb	Maryanne L. Roepke
Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Maryanne L. Roepke c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

Peter D. Jones	Robin A. Stelmach
Peter D. Jones c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Robin A. Stelmach MFS Investment Management 111 Huntington Avenue Boston, MA 02199

John P. Kavanaugh	Laurie J. Thomsen
John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	Laurie J. Thomsen c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199

James W. Kilman, Jr.
James W. Kilman, Jr. c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199